EXHIBIT 23.3

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

September 4, 2012

Evolution Petroleum Corporation

2500 CityWest Blvd.

Suite 1300

Houston, Texas 77042

Ladies and Gentlemen:

We hereby consent to the incorporation by reference “Appraisal Report as of June 30, 2011 on Certain Delhi Field Properties owned by Evolution Petroleum Corporation” (our Report), to the inclusion of information taken from our Report, and to the use of our name in the Registration Statement on Form S-8 of Evolution Petroleum Corporation dated on or about this date.

DeGolyer and MacNaughton has no interests in Evolution Petroleum Corporation or in any affiliated companies or subsidiaries and is not to receive any such interest as payment for such reports.  Further, we have no officer or employee otherwise connected with Evolution Petroleum Corporation.  Evolution Petroleum Corporation does not employ us on a contingent basis.

Very truly yours,

/s/DeGolyer and MacNaughton/

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716